Exhibit 99.1

April 24, 2024

Press Release

Source:	Farmers National Banc Corp.

Kevin J. Helmick, President and CEO

20 South Broad Street, P.O. Box 555

Canfield, OH 44406

330.533.3341

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

STRONG RESULTS FOR FIRST QUARTER OF 2024

•	Earnings per diluted share of $0.30 ($0.34 excluding certain items, non-GAAP) for the first quarter of 2024

•	165 consecutive quarters of profitability

•	Strategically restructured $44.3 million of investment securities improving the yield by almost 200 basis points – incurred a $2.1 million loss on the sale

•	Deposit growth of $20.7 million, or 2.0% annualized, for the first quarter of 2024

•	Excellent asset quality as non-performing loans to total loans improved to 0.38% at March 31, 2024 from 0.47% at December 31, 2023

CANFIELD, Ohio (April 24, 2024) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) reported net income of $11.2 million, or $0.30 per diluted share, for the three months ended March 31, 2024, compared to $7.1 million, or $0.19 per diluted share, for the three months ended March 31, 2023. Net income for the first quarter of 2024 included a pretax item of $2.1 million for the loss on the sale of investment securities. Excluding this item (non-GAAP), net income for the first quarter of 2024 was $12.9 million, or $0.34 per diluted share.

Kevin J. Helmick, President and CEO, stated “I am encouraged by the solid start to 2024 as we focus on leveraging the investments we made over the past year, pursuing actions to strategically improve our balance sheet, and maintaining the Company’s longstanding commitment to strong asset quality. While we expect the economic and interest rate environment to remain fluid in 2024, we believe we are well positioned to help our local communities build a better future by continuing to provide our customers with leading financial services.”

Balance Sheet

Total assets were $5.08 billion at March 31, 2024, unchanged from December 31, 2023. Loans decreased slightly to $3.18 billion at March 31, 2024 compared to $3.20 billion at December 31, 2023. The Company anticipates loan growth of 1—2%, in 2024 reflecting a more challenging economic and interest rate environment, as well as the Company’s focus on maintaining excellent asset quality.

The Company had securities available for sale of $1.27 billion at March 31, 2024, compared to $1.30 billion at December 31, 2023. Gross unrealized losses on the portfolio totaled $234.2 million at March 31, 2024, compared to gross unrealized losses of $217.1 million at December 31, 2023. The Company also completed a security restructure during the quarter, which involved selling approximately $44.3 million of securities and reinvesting the proceeds into securities with yields 200 basis points higher than those sold. The earn back on the $2.1 million loss that was incurred on the sale is approximately 2.5 years. The Company expects bond market volatility to continue in 2024 and anticipates that it will continue to allow the size of the securities portfolio to shrink via runoff to optimize profitability and provide liquidity.

Total deposits increased to $4.20 billion at March 31, 2024, compared to $4.18 billion at December 31, 2023. Noninterest bearing deposits declined $49.2 million during the first quarter of 2024 even as interest bearing deposits increased $69.9 million. Customers continue to seek higher rates on their deposit balances but the pace of activity has slowed somewhat.

Total stockholders’ equity was $397.0 million at March 31, 2024 compared to $404.4 million at December 31, 2023. The decline was driven by an increase in the unrealized losses on investment securities of $12.4 million offset by earnings net of dividend payments to shareholders.

Credit Quality

The Company’s non-performing loans dropped to $12.0 million at March 31, 2024, from $15.1 million at December 31, 2023. Non-performing loans to total loans was 0.38% at March 31, 2024, compared to 0.47% at December 31, 2023. Non-performing assets to total assets were 0.24% at March 31, 2024, compared to 0.30% at December 31, 2023. The Company’s loans which were 30-89 days delinquent were $14.1 million at March 31, 2024, or 0.44% of total loans.

The provision for credit losses and unfunded commitments was a recovery of $449,000 in the first quarter of 2024 compared to provision expense for credit losses and unfunded commitments of $8.6 million for the first quarter of 2023. On January 1, 2023, the Company completed its acquisition of Emclaire Financial Corp. As a result of this acquisition, the Company incurred a day one provision expense for credit losses and unfunded commitments of $7.7 million. The recovery of provision expense in the first quarter of 2024 was due to shrinkage in the loan portfolio and continued improvements in the Company’s credit metrics. Annualized net charge-offs as a percentage of average loans were 0.13% for the three months ended March 31, 2024, compared to 0.03% for the three months ended March 31, 2023. The allowance for credit losses to total loans was 1.04% at March 31, 2024, compared to 1.08% at December 31, 2023.

Net Interest Income

The Company’s net interest income for the three months ended March 31, 2024, totaled $31.7 million compared to $36.6 million in the first quarter of 2023. Average earning assets have declined $69.3 million when comparing the first quarter of 2024 to the first quarter of 2023 due to the runoff in investment securities exceeding the growth in loan balances. In addition, the net interest margin has declined from 3.07% in the first quarter of 2023 to 2.70% in the first quarter of 2024. The decline in net interest margin between the first quarter of 2024 and the first quarter of 2023 was due to increased funding costs outstripping the increase in yields on earning assets. This increase in funding costs has been due to the rapid increase in deposit rates due to intense competition for deposits, the Federal Reserve’s rate hiking cycle, and runoff of deposit balances which are being replaced with more costly wholesale funding.

Noninterest Income

The Company reported noninterest income of $8.4 million during the first quarter of 2024 compared to $10.4 million for the first quarter of 2023. This decrease is primarily due to the Company completing the securities restructure in the first quarter of 2024, which resulted in a $2.1 million loss on the sale of the securities. In the first quarter of 2023, the Company recognized $121,000 in securities gains.

Service charges on deposit accounts were $1.6 million for the first quarter of 2024 compared to $1.4 million for the same period in 2023 due to increased activity. Bank owned life insurance income increased to $707,000 in the first quarter from $547,000 in the first quarter of 2023. A death benefit of $83,000 in 2024 and higher earnings credit on the policies drove the increase. Trust fees increased by $206,000 in the first quarter of 2024 compared to the same period in 2023 due to continued strong growth in this line of business. Likewise, insurance commissions, retirement consulting fees and investment commissions all exhibited solid growth in the first quarter of 2024 compared to the first quarter of 2023. Debit card income declined $222,000 to $1.6 million in the first quarter of 2024 compared to $1.8 million for the first quarter of 2023 reflecting a year-over-year decline in average customer spend per transaction. Other noninterest income declined to $1.1 million for the first three months of 2024 compared to $1.3 million for the first three months of 2023 as the Company received less SBIC income from its investments in 2024 compared to 2023.

Noninterest Expense

Noninterest expense was $27.0 million for the first three months of 2024 compared to $30.7 million for the first three months of 2023. This decrease was primarily driven by the Company recording $4.3 million in merger related charges in 2023. There were no merger related charges recorded in 2024. Salaries and employee benefits were $15.1 million in the first quarter of 2024 compared to $14.6 million in the first quarter of 2023. The increase was primarily driven by higher salaries associated with employee raises. Occupancy and equipment expense decreased by $139,000 in the first quarter of 2024 compared to the first quarter of 2023 primarily due to several branch closures. FDIC and state and local taxes increased $123,000 to $1.3 million for the first three months of 2024 compared to $1.2 million for the first three months of 2023 due to an increase in the FDIC assessment rate. Professional fees increased $140,000 for the three months ended March 31, 2024, compared to the first quarter of 2023 primarily due to increased legal fees. Intangible amortization declined $220,000 in the first three months of 2024 to $688,000 compared to $909,000 for the first three months of 2023 primarily due to the amortization from a prior acquisition running off. Other noninterest expense increased $309,000 in the first quarter of 2024 compared to the first quarter of 2023.

Liquidity

At March 31, 2024, the Company’s loan to deposit ratio was 75.8% and the Company’s average deposit balance per account (excluding collateralized deposits) was $22,748. The Company has access to an additional $739.9 million of FHLB borrowing capacity at March 31, 2024, along with $274.6 million of available for sale securities that are not pledged.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $5.1 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 62 banking locations in Mahoning, Trumbull,

Columbiana, Portage, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver, Butler, Allegheny, Jefferson, Clarion, Venango, Clearfield, Mercer, Elk and Crawford Counties in Pennsylvania, and Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets. Total wealth management assets under care at March 31, 2024 are $3.8 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities and certain items, return on average assets excluding merger costs and certain items, return on average equity excluding merger costs and certain items, net interest margin excluding acquisition marks and related accretion and PPP interest and fees and efficiency ratio less certain items, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Cautionary Statements Regarding Forward-Looking Statements

We make statements in this news release and our related investor conference call, and we may from time to time make other statements, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in certain forward-looking statements include significant changes in near-term local, regional, and U.S. economic conditions including those resulting from continued high rates of inflation, tightening monetary policy of the Board of Governors of the Federal Reserve, and possibility of a recession; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended
	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	March 31, 2023
Total interest income	$55,054	$55,069	$54,229	$52,804	$51,233
Total interest expense	23,367	22,239	20,461	18,226	14,623

Net interest income	31,687	32,830	33,768	34,578	36,610
Provision (credit) for credit losses	(449)	286	243	25	8,599
Noninterest income	8,357	12,156	9,831	9,449	10,425
Acquisition related costs	0	452	268	442	4,313
Other expense	27,039	26,520	27,448	25,944	26,409

Income before income taxes	13,454	17,728	15,640	17,616	7,714
Income taxes	2,214	3,151	2,326	2,650	639

Net income	$11,240	$14,577	$13,314	$14,966	$7,075

Average diluted shares outstanding	37,479	37,426	37,379	37,320	37,933
Basic earnings per share	0.30	0.39	0.36	0.40	0.19
Diluted earnings per share	0.30	0.39	0.36	0.40	0.19
Cash dividends per share	0.17	0.17	0.17	0.17	0.17
Performance Ratios
Net Interest Margin (Annualized)	2.70%	2.78%	2.86%	2.92%	3.07%
Efficiency Ratio (Tax equivalent basis)	61.54%	57.84%	60.11%	56.28%	62.53%
Return on Average Assets (Annualized)	0.90%	1.17%	1.06%	1.18%	0.56%
Return on Average Equity (Annualized)	11.47%	17.98%	14.49%	16.12%	7.71%
Dividends to Net Income	56.65%	43.68%	47.82%	42.54%	90.50%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	0.93%	1.22%	1.09%	1.23%	0.58%
Return on Average Tangible Equity	21.88%	43.77%	30.29%	33.55%	16.31%

Consolidated Statements of Financial Condition	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	March 31, 2023
Assets
Cash and cash equivalents	$148,630	$103,658	$93,923	$116,063	$128,001
Debt securities available for sale	1,270,149	1,299,701	1,210,736	1,316,878	1,355,449
Other investments	34,619	35,311	35,342	44,975	39,670
Loans held for sale	1,854	3,711	1,910	2,197	1,703
Loans	3,181,318	3,198,127	3,168,554	3,155,200	3,152,339
Less allowance for credit losses	33,159	34,440	34,753	34,957	36,011

Net Loans	3,148,159	3,163,687	3,133,801	3,120,243	3,116,328

Other assets	476,599	472,282	495,451	473,098	468,735

Total Assets	$5,080,010	$5,078,350	$4,971,163	$5,073,454	$5,109,886

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$977,475	$1,026,630	$1,039,524	$1,084,232	$1,106,870
Interest-bearing	3,220,650	3,150,756	3,217,869	3,165,381	3,207,121
Brokered time deposits	0	0	254,257	21,135	82,169

Total deposits	4,198,125	4,177,386	4,511,650	4,270,748	4,396,160
Other interest-bearing liabilities	433,777	443,663	88,550	388,437	292,324
Other liabilities	51,082	52,886	54,981	47,278	46,760

Total liabilities	4,682,984	4,673,935	4,655,181	4,706,463	4,735,244
Stockholders’ Equity	397,026	404,415	315,982	366,991	374,642

Total Liabilities and Stockholders’ Equity	$5,080,010	$5,078,350	$4,971,163	$5,073,454	$5,109,886

Period-end shares outstanding	37,546	37,503	37,489	37,457	37,439
Book value per share	$10.57	$10.78	$8.43	$9.80	$10.01
Tangible book value per share (Non-GAAP)*	5.52	5.71	3.33	4.67	4.84

*	Tangible book value per share is calculated by dividing tangible common equity by outstanding shares

	For the Three Months Ended
Capital and Liquidity	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	March 31, 2023
Common Equity Tier 1 Capital Ratio (a)	10.88%	10.61%	10.37%	10.25%	10.04%
Total Risk Based Capital Ratio (a)	14.33%	14.06%	13.83%	13.76%	13.60%
Tier 1 Risk Based Capital Ratio (a)	11.38%	11.10%	10.86%	10.74%	10.54%
Tier 1 Leverage Ratio (a)	8.19%	8.02%	7.84%	7.68%	7.43%
Equity to Asset Ratio	7.82%	7.96%	6.36%	7.23%	7.33%
Tangible Common Equity Ratio (b)	4.24%	4.38%	2.61%	3.58%	3.69%
Net Loans to Assets	61.97%	62.30%	63.04%	61.50%	60.99%
Loans to Deposits	75.78%	76.56%	70.23%	73.88%	71.71%
Asset Quality
Non-performing loans	$11,951	$15,063	$18,368	$17,956	$17,959
Non-performing assets	12,215	15,321	18,522	18,167	18,053
Loans 30 - 89 days delinquent	14,069	16,705	13,314	12,321	10,219
Charged-off loans	1,282	972	525	971	469
Recoveries	271	172	139	172	198
Net Charge-offs	1,011	800	386	799	271
Annualized Net Charge-offs to Average Net Loans	0.13%	0.10%	0.05%	0.10%	0.03%
Allowance for Credit Losses to Total Loans	1.04%	1.08%	1.10%	1.11%	1.14%
Non-performing Loans to Total Loans	0.38%	0.47%	0.58%	0.57%	0.57%
Loans 30 - 89 Days Delinquent to Total Loans	0.44%	0.52%	0.42%	0.39%	0.32%
Allowance to Non-performing Loans	277.46%	228.64%	189.20%	194.68%	200.52%
Non-performing Assets to Total Assets	0.24%	0.30%	0.37%	0.36%	0.35%

(a)	March 31, 2024 ratio is estimated
(b)	This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

	For the Three Months Ended
End of Period Loan Balances	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	March 31, 2023
Commercial real estate	$1,339,372	$1,335,806	$1,295,847	$1,284,974	$1,286,830
Commercial	335,747	346,354	357,691	362,664	361,845
Residential real estate	836,252	843,697	842,729	849,533	853,074
HELOC	143,696	142,441	140,772	138,535	137,319
Consumer	256,846	259,784	261,136	260,326	260,596
Agricultural loans	260,425	261,288	261,738	250,807	244,938

Total, excluding net deferred loan costs	$3,172,338	$3,189,370	$3,159,913	$3,146,839	$3,144,602

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
End of Period Customer Deposit Balances	2024	2023	2023	2023	2023
Noninterest-bearing demand	$977,474	$1,026,630	$1,039,524	$1,084,232	$1,106,870
Interest-bearing demand	1,381,383	1,362,609	1,426,349	1,383,326	1,473,001
Money market	646,308	593,975	588,043	610,051	599,037
Savings	452,949	468,890	488,991	511,642	535,321
Certificate of deposit	740,011	725,282	714,486	660,362	599,762

Total customer deposits	$4,198,125	$4,177,386	$4,257,393	$4,249,613	$4,313,991

	For the Three Months Ended
Noninterest Income	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	March 31, 2023
Service charges on deposit accounts	$1,583	$1,677	$1,712	$1,501	$1,432
Bank owned life insurance income, including death benefits	707	617	694	584	547
Trust fees	2,793	2,656	2,617	2,248	2,587
Insurance agency commissions	1,528	1,540	1,116	1,332	1,456
Security gains (losses), including fair value changes for equity securities	(2,120)	19	(624)	13	121
Retirement plan consulting fees	334	357	360	382	307
Investment commissions	432	589	520	476	393
Net gains on sale of loans	297	1,280	395	406	310
Other mortgage banking fee income (loss), net	125	139	185	234	153
Debit card and EFT fees	1,567	1,697	1,763	1,810	1,789
Other noninterest income	1,111	1,585	1,093	463	1,330

Total Noninterest Income	$8,357	$12,156	$9,831	$9,449	$10,425

	For the Three Months Ended
Noninterest Expense	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	March 31, 2023
Salaries and employee benefits	$15,069	$14,871	$14,233	$13,625	$14,645
Occupancy and equipment	3,730	3,896	3,810	3,859	3,869
FDIC insurance and state and local taxes	1,345	1,484	1,648	1,494	1,222
Professional fees	1,254	1,004	1,043	1,190	1,114
Merger related costs	0	452	268	442	4,313
Advertising	431	414	492	478	409
Intangible amortization	688	578	725	1,222	909
Core processing charges	1,135	1,057	1,274	1,144	1,164
Other noninterest expenses	3,387	3,216	4,223	2,932	3,077

Total Noninterest Expense	$27,039	$26,972	$27,716	$26,386	$30,722

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	AVERAGE BALANCE	INTEREST (1)	YIELD/ RATE (1)	AVERAGE BALANCE	INTEREST (1)	YIELD/ RATE (1)
EARNING ASSETS
Loans (2)	$3,181,337	$45,096	5.67%	$3,136,494	$40,942	5.22%
Taxable securities	1,101,347	6,415	2.33	1,171,596	6,550	2.24
Tax-exempt securities (2)	408,075	3,208	3.14	438,614	3,519	3.21
Other investments	34,406	362	4.21	36,564	376	4.11
Federal funds sold and other	71,757	626	3.49	82,995	610	2.94

Total earning assets	4,796,922	55,707	4.65	4,866,263	51,997	4.27
Nonearning assets	227,044			218,746

Total assets	$5,023,966			$5,085,009

INTEREST-BEARING LIABILITIES
Time deposits	$736,932	$7,048	3.83%	$590,412	$3,339	2.26%
Brokered time deposits	0	0	0.00	231,040	2,321	4.02
Savings deposits	1,084,579	3,598	1.33	1,153,588	1,954	0.68
Demand deposits - interest bearing	1,345,311	7,743	2.30	1,417,955	5,093	1.44

Total interest-bearing deposits	3,166,822	18,389	2.32	3,392,995	12,707	1.50
Short term borrowings	324,791	3,939	4.85	80,589	921	4.57
Long term borrowings	88,721	1,038	4.68	88,269	995	4.51

Total borrowed funds	413,512	4,977	4.81	168,858	1,916	4.54

Total interest-bearing liabilities	3,580,334	23,366	2.61	3,561,853	14,623	1.64

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits—noninterest bearing	995,168			1,107,422
Other liabilities	52,915			48,883
Stockholders’ equity	395,549			366,851

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,023,966			$5,085,009

Net interest income and interest rate spread		$32,341	2.04%		$37,374	2.63%

Net interest margin			2.70%			3.07%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2024, adjustments of $80 thousand and $573 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2023, adjustments of $86 thousand and $678 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets

	For the Three Months Ended
	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	March 31, 2023
Total Assets	$5,080,010	$5,078,350	$4,971,163	$5,073,454	$5,109,886
Less Goodwill and other intangibles	189,599	190,288	191,326	192,052	193,273

Tangible Assets	$4,890,411	$4,888,062	$4,779,837	$4,881,402	$4,916,613

Average Assets	5,023,966	4,980,314	5,058,969	5,070,444	5,085,009
Less average Goodwill and other intangibles	190,040	191,108	191,804	192,972	193,368

Average Tangible Assets	$4,833,926	$4,789,206	$4,867,165	$4,877,472	$4,891,641

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	For the Three Months Ended
	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	March 31, 2023
Stockholders’ Equity	$397,026	$404,415	$315,982	$366,991	$374,642
Less Goodwill and other intangibles	189,599	190,288	191,326	192,052	193,273

Tangible Common Equity	$207,427	$214,127	$124,656	$174,939	$181,369

Average Stockholders’ Equity	395,549	324,332	367,600	371,421	366,851
Less average Goodwill and other intangibles	190,040	191,108	191,804	192,972	193,368

Average Tangible Common Equity	$205,509	$133,224	$175,796	$178,449	$173,483

Reconciliation of Net Income, Less Merger and Certain Items

	For the Three Months Ended
	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	March 31, 2023
Net income	$11,240	$14,577	$13,314	$14,966	$7,075
Acquisition related costs - after tax	0	358	234	354	3,449
Acquisition related provision - after tax	0	0	0	0	6,077
Employee severence - after tax	0	798	0	0	0
Lawsuit settlement expense - after tax	0	0	620	0	0
Net (gain) on loan sale - after tax	0	(723)	0	0	0
Net loss (gain) on security sales - after tax	1,675	171	604	(5)	(72)

Net income - Adjusted	$12,915	$15,181	$14,772	$15,315	$16,529

Diluted EPS excluding merger and certain items	$0.34	$0.41	$0.40	$0.41	$0.44

Return on Average Assets excluding merger and certain items (Annualized)	1.03%	1.22%	1.17%	1.21%	1.30%
Return on Average Equity excluding merger and certain items (Annualized)	13.06%	18.72%	16.07%	16.49%	18.02%
Return on Average Tangible Equity excluding acquisition costs and certain items (Annualized)	25.14%	45.58%	33.61%	34.33%	38.11%

Efficiency ratio excluding certain items

	For the Three Months Ended
	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	March 31, 2023
Net interest income, tax equated	$32,341	$33,494	$34,448	$35,273	$37,374
Noninterest income	8,357	12,156	9,831	9,449	10,425
Net (gain) on loan sale	0	(915)	0	0	0
Net loss (gain) on security sales	2,120	217	764	(6)	(91)

Net interest income and noninterest income adjusted	42,818	44,952	45,043	44,716	47,708
Noninterest expense less intangible amortization	26,351	26,394	26,991	25,163	29,813
Legal settlement expense	0	0	785	0	0
Employee severence	0	1,010	0	0	0
Acquisition related costs	0	452	268	442	4,313

Noninterest expense adjusted	26,351	24,932	25,938	24,721	25.500

Efficiency ratio excluding certain items	61.54%	55.46%	57.58%	55.28%	53.45%

Net interest margin excluding acquisition marks and PPP interest and fees

	For the Three Months Ended
	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023	June 30, 2023	March 31, 2023
Net interest income, tax equated	$32,341	$33,494	$34,448	$35,273	$37,374
Acquisition marks	2,370	2,475	2,959	2,884	2,628
PPP interest and fees	0	1	1	3	0
Adjusted and annualized net interest income	119,884	124,072	125,952	129,544	138,984

Average earning assets	4,796,922	4,816,409	4,820,888	4,830,910	4,866,263

Less PPP average balances	213	229	247	277	310

Adjusted average earning assets	4,796,709	4,816,180	4,820,641	4,830,633	4,865,953

Net interest margin excluding marks and PPP interest and fees	2.50%	2.58%	2.61%	2.68%	2.86%